Exhibit 10.7
ENHABIT, INC.
NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION
(Employees)
    Enhabit, Inc. (the “Company”) hereby grants to the Participant an Option (the “Option”) to purchase the number of shares of Stock set forth below under the Enhabit, Inc. 2022 Omnibus Performance Incentive Plan (the “Plan”). The Option is subject to all of the terms and conditions in this Notice of Grant of Non-Qualified Stock Option (this “Grant Notice”), in the Non-Qualified Stock Option Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or Agreement, as applicable, and the Plan and Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistencies between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	________________________
Type of Grant:	Non-Qualified Stock Option
Grant Date:	________________________
Number of Shares Subject to the Option:	________________________
Exercise Price (per share):	________________________
Vesting Schedule:
Subject to the conditions set forth in the Agreement, including but not limited to the Participant’s continuous employment with the Company or a Subsidiary until the applicable vesting date, the Option shall vest as follows: [___________].

ENHABIT, INC.
Non-Qualified Stock Option Agreement
Enhabit, Inc. (the “Company”) has granted, pursuant to the Enhabit, Inc. 2022 Omnibus Performance Incentive Plan (the “Plan”), to the Participant named in the Notice of Grant of Non-Qualified Stock Option (the “Grant Notice”) to which this Non-Qualified Stock Option Agreement is attached (together with the Grant Notice, this “Agreement”) an Option (the “Option”) to purchase shares of Stock as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.
1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Plan. Notwithstanding anything in the Plan to the contrary, as used herein:
(a)“Cause” shall have the meaning set forth in any individual employment, severance or similar agreement between the Company (or any of its subsidiaries) and the Participant, or in the event that the Participant is not a party to such an agreement, Cause shall mean:
(i)    the Company’s procurement of evidence of the Participant’s act of fraud, misappropriation, or embezzlement with respect to the Company or any of its subsidiaries;
(ii)    the Participant’s indictment for, conviction of, or plea of guilty or no contest to, any misdemeanor involving moral turpitude or any felony (other than a minor traffic violation);
(iii)    the suspension or debarment of the Participant or of the Company or any of its affiliated companies or entities as a direct result of any willful or grossly negligent act or omission of the Participant in connection with his or her employment with the Company or any of its subsidiaries from participation in any federal or state health care program. For purposes of this clause (iii), the Participant shall not have acted in a “willful” manner if the Participant acted, or failed to act, in a manner that he or she believed in good faith to be in, or not opposed to, the best interests of the Company or any of its subsidiaries;
(iv)    the Participant’s admission, or finding by a court or the United States Securities and Exchange Commission (“SEC”) (or a similar agency of any applicable state), of liability for the violation of any “Securities Laws” (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term “Securities Laws” means any federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the 1933 Act and 1934 Act;
(v)    a formal indication from any agency or instrumentality of any state or the United States of America, including but not limited to the United States Department of Justice, the SEC or any committee of the United States Congress that the Participant is a target or the subject of any investigation or proceeding into the actions or inactions of the Participant for a violation of any Securities Laws (excluding any technical violations of the Securities Laws which are not criminal in nature);
(vi)    the Participant’s failure after reasonable prior written notice from the Company or any of its subsidiaries to comply with any valid and legal directive of the Chief Executive Officer of the Company or the Board that is not remedied within thirty (30) days of the Participant being provided written notice thereof from the Company;
(vii)    any willful or gross misconduct by the Participant in connection with the Participant’s duties to the Company which, in the reasonable good faith judgment of the Board, could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company or its subsidiaries or affiliates; or
(viii)    other than as provided in clauses (i) through (vii) above, the Participant’s breach of any material provision of any employment agreement or other material agreement with the Company, if applicable, or the Participant’s breach of or failure to perform the material duties and responsibilities of the Participant’s job, that is not remedied within thirty (30) days or repeated breaches of a similar nature, such as the failure to report to work, comply with a Company policy, perform duties when or as directed, all as provided herein, which shall not require additional notices as provided in clauses (i) through (vii) above.
2.Grant of Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Grant Date, an Option to purchase the number of shares of Stock set forth in the Grant Notice at the exercise price per share specified therein. The exercise price per share represents at least the Fair Market Value of a share of Stock on the Grant Date. The Option is intended to be a Non-Qualified Stock Option.
3.Vesting of Option.
(a)Except as otherwise provided herein, the Option shall vest and become exercisable (“Vest,” or “Vested”) as set forth in the Grant Notice if the Participant remains in the continuous employment of the Company or a Subsidiary in accordance with the Vesting Schedule set forth in the Grant Notice (the period from the Grant Date until the last vesting date of the Vesting Schedule, the “Vesting Period”). Any portion of the Option that does not become Vested will be forfeited, including, except as provided in Sections 3(b), 3(c) or 3(d) below, if the Participant ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Vesting Period. For purposes of this Agreement, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Participant’s employment with the Company or a Subsidiary. Continuous employment shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries.
(b)Notwithstanding Section 3(a) above, the unvested portion of the Option (to the extent the Option has not been forfeited) shall Vest in full upon any termination of the Participant’s employment as a result of the Participant’s death or Disability.
(c)Notwithstanding Section 3(a) above, if the Participant’s employment terminates as a result of Retirement, then, a pro-rata portion of the shares of Stock underlying the Option (to the extent the Option has not been forfeited) shall Vest, with such pro-rata portion determined by multiplying (i) the total number of shares of Stock subject to the Option, by (ii) a fraction, the numerator of which is the number of full months that have elapsed from the Grant Date until the date of the Participant’s Retirement and the denominator of which is the number of full months in the Vesting Period, and subtracting from such amount the number of shares of Stock (if any) subject to the Option that previously vested.
(d)Notwithstanding Section 3(a) above, in the event of a Change in Control, the Option shall vest and become exercisable in accordance with Section 5 below.
4.Right To Exercise; Termination of the Option. Except as otherwise provided in Section 5, any portion of the Option that becomes Vested in accordance with Section 3 shall remain exercisable until, and shall terminate on, the earliest of the following dates:
(a)Ninety (90) days after any termination of the Participant’s employment, unless such termination of employment (i) is a result of a termination due to the Participant’s Retirement as described in Section 4(b), (ii) is due to the Participant’s death (or another type of termination followed by the Participant’s death) as described in Section 4(c), (iii) is due to the Participant’s Disability as described in Section 4(d), or (iv) is a result of a termination for Cause as described in Section 4(e);
(b)Three (3) years following the Participant’s Retirement;
(c)One (1) year after the Participant’s death if such death occurs while the Participant is employed by the Company or any Subsidiary or during the applicable continuing exercise period following termination for another reason;
(d)One (1) year after the Participant’s termination of employment with the Company or a Subsidiary due to Disability;
(e)The date of termination of the Participant’s employment by the Company or any Subsidiary for Cause; or
(f)Ten (10) years from the Grant Date.
For the avoidance of doubt, any portion of the Option that remains outstanding, whether or not Vested, will terminate immediately on the tenth anniversary of the Grant Date.
5.Effect of Change in Control.
(a)Notwithstanding Section 3(a) above, if at any time before the end of the Vesting Period (or forfeiture of the Option), and while the Participant is continuously employed by the Company or a Subsidiary, a Change in Control occurs, then the Option will Vest in full (except to the extent that a Replacement Award is provided to the Participant in accordance with Section 5(b) to continue, replace or assume the Option covered by this Agreement (the “Replaced Award”), immediately prior to (and contingent upon) the Change in Control.
(b)For purposes of this Section 5, “Replacement Award” means (i) of the same or a substantially similar type (e.g., a time-based option) as the Replaced Award; (ii) that has a value at least equal to the value of the Replaced Award; (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) if the Participant is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to the Participant than the tax consequences of Replaced Award; and (v) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent termination of employment or change in control).

A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this definition are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion
(c)If, within two years after receiving a Replacement Award, the Participant experiences a termination of employment with the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”) by reason of a termination by the Successor without Cause or by the Participant for Good Reason during the remaining vesting period for the Replacement Award, the Replacement Award shall immediately vest and remain exercisable until the earlier of (i) the date that is two years following the date of such termination and (ii) the tenth anniversary of the Grant Date.
6.Exercise and Payment of Option. To the extent exercisable, the Option may be exercised in whole or in part from time to time and will be settled in Stock by the Participant giving written notice to the Company at its principal office specifying the number of shares of Stock for which the Option is to be exercised and paying the aggregate exercise price per share for such Stock. Payment of the exercise price per share by the Participant shall be (a) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (b) by the actual or constructive transfer to the Company of Stock owned by the Participant having a value at the time of exercise equal to the total exercise price per share, (c) subject to any conditions or limitations established by the Board or the Committee, by the withholding of Stock otherwise issuable upon exercise of the Option pursuant to a “net exercise” arrangement, (d) by a combination of such methods of payment, or (e) by such other methods as may be approved by the Board or the Committee.
7.Transferability, Binding Effect. Subject to Section 16.2 of the Plan, the Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and in no event shall the Option be transferred for value.
8.No Dividend Equivalents. The Participant shall not be entitled to dividends or dividend equivalents with respect to the Option or the Stock underlying the Option until such Stock is issued after the exercise of the Option (or portion thereof).
9.Adjustments. The number of shares of Stock issuable subject to the Option and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 17.1 of the Plan.
10.Taxes and Withholding. To the extent that the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by the Participant under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If the Participant’s benefit is to be received in the form of shares of Stock, then, unless otherwise determined by the Committee, the Company will withhold shares of Stock having a value equal to the amount required to be withheld. The shares of Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Stock on the date the benefit is to be included in the Participant’s income. In no event will the fair market value of Stock to be withheld pursuant to this Section 10 to satisfy applicable withholding taxes or other amounts exceed the minimum amount of taxes required to be withheld. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.
11.Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law. The Option shall not be exercisable if such exercise would involve a violation of any law.
12.No Right to Future Awards or Employment. The Option award is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The Option award and any related payments made to the Participant will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement will confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or adjust the compensation of the Participant.
13.Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries.

14.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the Participant’s rights with respect to the Option without the Participant’s consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 10D of the 1934 Act.
15.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
16.Relation to Plan. The Option granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
17.Compensation Recovery Policy. Notwithstanding anything in this Agreement to the contrary, the Participant acknowledges and agrees that this Agreement and the award described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time and applicable to the Participant and the Option, including specifically to implement Section 10D of the 1934 Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Stock may be traded) (the “Compensation Recovery Policy”), and that applicable sections of this Agreement and any related documents shall be superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
18.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Option and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
19.Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
20.Successors and Assigns. Without limiting Section 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
21.Acknowledgement. the Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions. Nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.
22.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below.
ENHABIT, INC.

By:

Name:
Title:
Date:

Participant Acknowledgment and Acceptance

By:

Name:
Date: